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                                                                 Exhibit 99 (ii)


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


     I, Charles P. Hadeed, the Chief Financial Officer of Transcat, Inc., certify that (i) the Annual Report on Form 10-K for the fiscal year ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Annual Report on Form 10-K for the fiscal year ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

     A signed original of this written statement required by Section 906 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Date: June 10, 2003                   /s/ Charles P. Hadeed
                                      ------------------------------------------
                                      Charles P. Hadeed, Chief Financial Officer